UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2009 (August 3, 2009)

ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 292 West Palm Beach, Florida	33411
(Address of Principal Executive Office)	(Zip Code)

(561) 228-6148
(Issuer's Telephone Number)

2300 Palm Beach Lakes Boulevard, Suite 218, West Palm Beach, FL 33409

(Former name or former address, if changes since last report)

The  purpose of this  current  report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On August 3, 2009, Lawrence Scharfman, CPA was dismissed as the Company’s Independent Auditor.

We understand that on August 11, 2009, Lawrence Scharfman, CPA’s registration with the Public Companies Accounting Oversight Board, (PCAOB), was revoked by the PCAOB.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the August 3, 2009, dismissal as the Company's independent auditors, there were no disagreements with Lawrence Scharfman, CPA, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-K.

Scharfman’s audit opinion for the last two years contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern.

On August 3, 2009, the Company’s retained Larry O’Donnell, CPA, PC as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years or any subsequent  interim period prior to engaging Larry O’Donnell, CPA, PC, the Company, or someone on the Company's behalf, had not consulted Larry O’Donnell, CPA, PC regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Company’s Board of Directors approved the change of auditors pursuant to Item 304(a)(1)(iii) of Regulation S-K.

On August 24, 2009, the Company provided Lawrence Scharfman, CPA with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating  that it  agreed  with the  statements  made  herein or the reasons why it disagreed.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 16.1	Lawrence Scharfman, CPA letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ExperTelligence, Inc.
A Nevada Corporation

(Registrant)

By: /s/ Jason Smart
Jason Smart,
CEO, CFO, Chairman

Date: August 25, 2009